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Exhibit 99.1

PROXY	AMERICORP	PROXY
ANNUAL MEETING OF SHAREHOLDERS , 2001
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder acknowledges receipt of the Notice of Annual Meeting of Shareholders of Americorp and the accompanying Proxy Statement/ Prospectus dated         , 2001, and revoking any proxy heretofore given, hereby appoints            ,            , and            , or any one of them, with full power to act alone, my true and lawful attorney(s), agent(s) and proxy, with full power of substitution, for me and in my name, place and stead to vote and act with respect to all shares of common stock of the Bank which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on        , 2001, at      :   p.m., at the Mills Road Office of American Commercial Bank, 300 South Mills Road, Ventura, California 93003 and at any and all adjournment or adjournments thereof, with all the powers that the undersigned would possess if personally present, as follows:

    1.  APPROVAL OF MERGER AGREEMENT.  To approve the principal terms of the Agreement to Merge and Plan of Reorganization dated April 9, 2001, as amended on May 24, 2001 (the "Agreement") among Americorp, American Commercial Bank, Mid-State Bancshares ("Mid-State") and Mid-State Bank and the transactions contemplated thereby pursuant to which (i) Americorp will merge with and into Mid-State and Mid-State will continue as the surviving corporation, (ii) American Commercial Bank will merge into Mid-State Bank, and Mid-State Bank will continue as the surviving bank, (iii) Mid-State Bancshares will remain the bank holding company for the surviving bank, and (iv) an Americorp shareholder may elect to receive shares of Mid-State common stock, cash, or a combination for shares of Americorp stock, in accordance with the exchange ratio set forth in the merger agreement. The amount of cash and Mid-State stock depends upon the performance of Mid-State common stock shortly before the closing of the merger. The amount of cash and Mid-State stock is also subject to certain allocation procedures designed to ensure that at least 60% of the total consideration paid to Americorp shareholders is paid in Mid-State common stock. The terms and conditions of the Agreement and the formulas for calculating the number of shares of Mid-State Bancshares common stock to be issued for each share of Americorp common stock are set forth in the accompanying Proxy Statement/Prospectus dated      , 2001. Approval of the principal terms of the Agreement requires the affirmative vote of a majority of the outstanding shares of Americorp common stock.

/ /	FOR	/ /	AGAINST	/ /	ABSTAIN

    2.  ELECTION OF DIRECTORS.

    To elect as directors the nominees set forth below:

/ /	FOR all nominees listed below (except as indicated to the contrary below).
/ /	WITHHOLD AUTHORITY to vote for all nominees listed below.
	Michael T. Hribar	Allen W. Jue
	Robert J. Lagomarsino	Gerald J. Lukiewski
	E. Thomas Martin	Harry L. Maynard
	Edward F. Paul	Joseph L. Priske
Jacqueline S. Pruner
(Instruction: To withhold authority to vote for any individual nominee(s), write the nominee(s) name in the space above.)

    3.  OTHER BUSINESS.

    To transact such other business as may properly come before the meeting.

    Execution of this proxy confers authority to vote "FOR" each proposal listed above unless the shareholder directs otherwise. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of the Board of Directors. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

I/WE DO / / or I/WE DO NOT / / expect to attend the meeting.

Dated: , 2001
(Number of Shares)
Signature of Shareholder(s)
Signature of Shareholder(s)

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Exhibit 99.1